Exhibit 99.2

Letter to Brokers, Dealers, Commercial Bank, Trust Companies
and Other Nominees
Regarding the Offer to Exchange

PHARMANET DEVELOPMENT GROUP, INC.
(the “Company”)

Tender of
Any and All Outstanding 2.25% Convertible Senior Notes Due 2024
(“Outstanding Notes”)
In Exchange for
up to $115,000,000 of 8.00% Convertible Senior
Notes Due 2014 (“New Notes”)
and up to $35,937,500 of Additional Cash Consideration
Registered Under the Securities Act of 1933, as amended

Pursuant to the prospectus and offer to exchange dated November 20, 2008 and any amendments or supplements thereto

THE EXCHANGE OFFER WILL EXPIRE AT 11.59 PM, NEW YORK CITY TIME, ON DECEMBER 18, 2008, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Brokers, Dealers, Commercial Bank, Trust Companies and Other Nominees:

PharmaNet Development Group, Inc. (the “Company”) is offering to exchange (the “Exchange Offer”), upon and subject to the terms and conditions set forth in the prospectus and offer to exchange, dated November 20, 2008 and any amendments or supplements thereto (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), any and all of its outstanding 2.25% Convertible Senior Notes due 2024 (the “Outstanding Notes”) for an aggregate principal amount of up to $115,000,000 of its 8.00% Convertible Senior Notes due 2014 (the “New Notes”) and up to $35,937,500 of additional cash consideration (as described in the Prospectus).

We are requesting that you contact your clients for whom you hold Outstanding Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names, we are enclosing the following documents:

1. Prospectus, dated November 20, 2008;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A form of letter which may be sent to your clients for whom you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

4. IRS Form W-9 (Request for Taxpayer Identification Number and Certification) with Instructions.

The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the additional consideration and the fee to the exchange agent) for the Exchange Offer. The Company will pay all transfer taxes, if any, applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer, on the transfer of Outstanding Notes to it, except as otherwise provided in Instruction 7 of the Letter of Transmittal. The Company may reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable out-of-pocket expenses incurred in forwarding copies of the Prospectus, Letter of Transmittal and related documents to the beneficial owners of the Outstanding Notes and in handling or forwarding tenders for exchange.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the exchange agent and certificates representing the Outstanding Notes should be delivered to the exchange agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the exchange agent or information agent, at their respective address and telephone number set forth on the front and back covers of the Letter of Transmittal.

Very truly yours,

PharmaNet Development Group, Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL APPOINT OR CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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